UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2026

Aterian, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Springfield Avenue Suite #200 Summit, NJ	07901
(Address of principal executive offices)	(Zip Code)
(347) 676-1681
(Registrant’s telephone number, including area code)
N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On April 27, 2026, Aterian, Inc. (the “Company” or “Aterian”) and Trademark Global, LLC (“Trademark Global”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Trademark Global has agreed to acquire certain specified assets and liabilities of the Company, including, among other things, assets associated with the Company’s marquee brands: Mueller Living, PurSteam, hOmeLabs, Squatty Potty, Healing Solutions, and Photo Paper Direct for $18 million in cash, subject to certain purchase price adjustments (the “Asset Sale”). Certain assets and liabilities of the Company are expressly excluded from the Asset Sale, including, among other things, the following: (i) assets: all cash, any equity interests held by the Company, contracts that are not considered acquired assets, certain Amazon accounts, certain intellectual property, corporate books and records, benefit plans, and certain tax assets and (ii) liabilities: liabilities related to any excluded assets, certain employee liabilities, liabilities under benefit plans of the Company, pre-closing liabilities under purchased contracts, certain taxes and indebtedness.

The closing of the Asset Sale (the “APA Closing”) is subject to various conditions, including, among others, (i) the absence of any law or order prohibiting the consummation of the APA Closing, (ii) the parties’ compliance in all material respects with the covenants and agreements in the Asset Purchase Agreement, (iii) the accuracy of the parties’ representations and warranties contained in the Asset Purchase Agreement (subject to certain materiality qualifications), (iv) the Company's stockholders having approved the Asset Sale in accordance with applicable law and the Company's organizational documents, and (v) the Company having achieved contribution margins (in dollars) not lower than 87.5% of such margins projected for the Company's business for certain measurement periods, as provided in the Asset Purchase Agreement. The APA Closing is not subject to any financing-related condition.

The Asset Purchase Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course, provide reasonable access to the Company’s books and records and convene and hold a meeting of its stockholders as promptly as reasonably practicable to obtain the approval of its stockholders for the Asset Sale. The Asset Purchase Agreement also contains a customary “no solicitation” provision pursuant to which, prior to the completion of the Asset Sale, the Company may not solicit or engage in discussions with any third party regarding another acquisition proposal unless, subject to the applicable terms and conditions of the Asset Purchase Agreement, it has received a written acquisition proposal for another acquisition that the Company’s board of directors (the “Board”) determines in good faith constitutes or would result in a “Superior Proposal” (as defined in the Asset Purchase Agreement). The Company is obligated to duly call and hold a special meeting of its stockholders to obtain the necessary stockholder approval for the Asset Sale.

The Asset Purchase Agreement contains certain termination rights in favor of each of the Company and Trademark Global. In addition, the Asset Purchase Agreement provides that, in connection with certain terminations of the Asset Purchase Agreement, depending upon the circumstances surrounding the termination, one party may be required to pay the other party a termination fee of $1,080,000. Additionally, the Asset Purchase Agreement provides that, in connection with certain terminations of the Asset Purchase Agreement, the Company may be required to pay Trademark Global's transaction expenses up to a maximum of $600,000.

Aterian expects to continue to operate its smaller remaining legacy brands such as Vremi and Xtava.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Securities Purchase Agreement

On April 27, 2026, the Company and David E. Lazar (“Lazar”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which Lazar agreed to purchase from the Company 1,750,000 shares of Series AA Convertible Non-Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the “Series AA Preferred Stock” and such purchased shares, the “Series AA Preferred Shares”) and 1,750,000 shares of Series AAA Convertible Non-Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the “Series AAA Preferred Stock,” and together with the Series AA Preferred Stock, the “Preferred Stock” and such purchased shares, the “Series AAA Preferred Shares” and together with the Series AA Preferred Shares, the “Purchased Shares”), in each case at a purchase price of $2.00 per share of Preferred Stock for aggregate gross proceeds of $7.0 million, subject to the terms and conditions of the Securities Purchase Agreement (the “Stock Sale,” and collectively with the Asset Sale, the “Aterian Transactions”).

The closing on the sale of the Series AA Preferred Shares was completed on April 27, 2026 (the “Initial SPA Closing”). The closing on the sale of the Series AAA Preferred Shares is expected to occur following the receipt of stockholder approval of the issuance of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) upon conversion of the Purchased Shares (the “Second SPA Closing”).

Following receipt of stockholder approval, each Series AA Preferred Share will be convertible into 7.7 shares of Common Stock, and each Series AAA Preferred Share will be convertible into a minimum of 117.63 and maximum of 135.10 shares of Common Stock, depending on the fully-diluted capitalization of the Company immediately prior to the closing on the sale of the Series AAA Preferred Shares as determined in accordance with the terms of the Securities Purchase Agreement (as described more fully below). Following the Second SPA Closing, Lazar and the Company’s existing equityholders will hold approximately 95.13% and 4.87%, respectively, of the Company’s fully-diluted share capitalization.

The Company and Lazar agreed to customary representations, warranties and covenants in the Securities Purchase Agreement.

The Second SPA Closing is subject to customary conditions, including, among others, (i) the parties’ compliance in all material respects with the covenants and agreements in the Securities Purchase Agreement, (ii) the accuracy of the parties’ representations and warranties contained in the Securities Purchase Agreement (subject to certain materiality qualifications) and (iii) the receipt of approval by the Company’s stockholders of the proposals required pursuant to the Securities Purchase Agreement, as described further below.

Pursuant to the Securities Purchase Agreement, the Company agreed to use commercially reasonable efforts to hold a special meeting of stockholders no later than July 20, 2026, and include, among other things, proposals for (i) the issuance of Common Stock to Lazar in compliance with the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”) upon conversion of the Purchased Shares, (ii) an amendment to the Company’s amended and restated certificate of incorporation that increases the authorized shares of Common Stock from 500,000,000 up to 1,000,000,000, (iii) the election of four (4) additional designees of Lazar to the Board and (iv) a reverse stock split of the Common Stock in the range of 1-for-2 to 1-for-99.

Under the Securities Purchase Agreement, the Company will indemnify Lazar against damages arising from, among other things, breaches of the Company’s representations, warranties or covenants under the Securities Purchase Agreement.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Asset Purchase Agreement and Securities Purchase Agreement are attached to this Current Report on Form 8-K to provide investors with information regarding their terms. The Asset Purchase Agreement and Securities Purchase Agreement are not intended to provide any other factual information about the Company, Trademark Global or Lazar or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement and Securities Purchase Agreement were made only for purposes of the Asset Purchase Agreement and Securities Purchase Agreement, respectively, as of the specific dates set forth therein, were solely for the benefit of the parties thereto, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties instead of establishing these matters as facts and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement and Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

In connection with the transactions contemplated by the Securities Purchase Agreement, each of the directors and executive officers of the Company agreed to enter into a voting agreement, dated April 27, 2026 (the “Voting Agreement”), pursuant to which each of them has agreed, in their capacity as stockholders of the Company, to vote all of their shares of Common Stock in favor of all proposals recommended by the Board at the special meeting of the Company’s stockholders with respect to the Stock Sale and at any subsequent meeting of the stockholders of the Company until the termination of the Voting Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, the form of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item and included in Item 1.01 and Item 5.03 of this Current Report is incorporated herein by reference. The Series AA Preferred Shares were, and the Series AAA Preferred Shares will be, and in each case including the shares of Common Stock issuable upon conversion thereof, sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Regulation S (“Regulation S”) thereof, which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. Persons” or for the account or benefit of a “U.S. Person”, as that term is defined in Rule 902 of Regulation S. The issuances and sales of the securities described above will not be registered under the Securities Act or any state securities laws, and such securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 and Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

In connection with the transactions contemplated by, and immediately prior to the execution of, the Securities Purchase Agreement, the Board increased the authorized number of directors to five and appointed Lazar to the Board to fill the vacancy created by such increase, effective immediately, as a Class II director with a term expiring at the Company’s 2027 annual meeting of stockholders. Pursuant to the Securities Purchase Agreement, subject to obtaining stockholder approval at the special meeting of the Company’s stockholders, Lazar will have the right to recommend to the Company up to four individuals to be nominated for election at such meeting, provided that such right shall at all times be subject to, and in compliance with, Nasdaq Listing Rule 5640.

Post-Closing Appointment of Chief Executive Officer

In accordance with the Securities Purchase Agreement, the Board agreed to appoint Lazar as the sole Chief Executive Officer of the Company promptly following the Second SPA Closing. Lazar will succeed Arturo Rodriguez. Mr. Rodriguez is expected to remain with Aterian to ensure a smooth transition of responsibilities.

David E. Lazar (35) David Lazar currently serves as the CEO of Quantum Cyber N.V. (Formerly Mainz Biomed N.V.) (Nasdaq: QUCY) since February 2026, and Sow Good, Inc. (NASDAQ: SOWG) from January to March 2026. Lazar previously served as the CEO and Chairman of Indaptus Therapeutics, Inc. (Nasdaq: INDP) from December 2025 to April 2026 and is still serving on its board of directors. Previously Lazar served as the CEO and Chairman of Kala Bio Inc. (NASDAQ: KALA) from December 2025 to February 2026. Lazar previously served as CEO & Chairman of Novabay Pharmaceuticals, Inc. (NASDAQ: NBY) from August to November 2025. Prior to that, Lazar served as a director on the board of directors of FiEE, Inc. (NASDAQ: FIEE) (formerly Minim, Inc.) where he also served as CEO and CFO from December 2023 to February 2025. Lazar served as interim CEO and principal Financial Officer of Bio Green Med Solution Inc. (NASDAQ: BGMS) (formerly Cyclacel Pharmaceuticals, Inc.) from January 2, 2025 through February 26, 2025. Lazar served as the CEO of Black Titan Corporation listed on Nasdaq (NASDAQ: BTTC) (formerly Titan Pharmaceuticals, Inc.) from August 2022 to April 2024, where he also served as a Director and board Chairman from August 2022 until October 2023. Lazar also served as the CEO and Chairman of the board of directors of OpGen, Inc. (OTC: OPGN) from March 2024 to August 2024. Lazar also served as the president and a member of the board of directors of LQR House Inc. (NASDAQ: YHC) from October 2024 to April 2025. Lazar served as the CEO of Activist Investing from March 2018 to April 2022. The Board believes that Lazar’s expertise as an investor with diverse knowledge of capital markets and experience leading public companies qualifies him to serve as a member of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2026, the Company filed a Certificate of Designation of Preferences and Rights of Series AA Convertible Non-Redeemable Preferred Stock of the Company with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of the Series AA Preferred Stock (the “Series AA Certificate of Designation”). A Certificate of Designation of Preferences and Rights of Series AAA Convertible Non-Redeemable Preferred Stock of the Company designating the rights, preferences and limitations of the shares of the Series AAA Preferred Stock (the “Series AAA Certificate of Designation”) will be filed with the Secretary of State of Delaware following the Company’s receipt of stockholder approval.

Following receipt of stockholder approval, each Series AA Preferred Share will be convertible into 7.7 shares of Common Stock and each Series AAA Preferred Share will be convertible into a minimum of 117.63 and maximum of 135.10 shares of Common Stock, depending on the fully-diluted capitalization of the Company immediately prior to the closing on the sale of the Series AAA Preferred Shares as determined in accordance with the terms of the Securities Purchase Agreement (with the exact amount to be determined prior to the Second SPA Closing, as more fully described below). The number of shares of Common Stock into which the Series AAA Preferred Shares will be convertible will be based on the “Conversion Price” as determined pursuant to the terms of the Securities Purchase Agreement, which provides that the “Conversion Price” to be set forth in the Series AAA Certificate of Designation shall be the number that is equal to: (i) $2.00 (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the Agreement Date) divided by (ii) the number that is equal to (A) the product of (1) 0.9513 and (2) (x) the number of shares of Common Stock (and shares of Common Stock underlying other equity securities of the Company) constituting the fully-diluted capitalization of the Company as of immediately prior to the date of the Second SPA Closing minus (y) the aggregate number of shares of Series AA Preferred Stock issued to Purchaser at the Initial SPA Closing (subject to adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event with respect to the Series AA Preferred Stock as determined pursuant to the Series AA Certificate of Designation); divided by (B) the product of (1) (x) one minus (y) 0.9513, and (2) 1,750,000 (representing the Series AAA Preferred Shares to be issued at the Second SPA Closing (such number of shares subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the Agreement Date)) The foregoing is intended to address fluctuations in the Company’s fully-diluted share capitalization as a result of any potential repurchase or other cancellation of outstanding warrants to purchase shares of Common Stock during the pre-closing period such that the ownership of the Company, on a fully-diluted basis, will be 95.13% and 4.87% for Lazar and the Company’s then remaining equityholders, respectively.

The Preferred Stock shall rank:

●	senior to all of the Common Stock;
●	senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to the Preferred Stock (“Junior Securities”); and
●	on parity with each other (i.e., Series AA Preferred Stock shall rank pari passu with the Series AAA Preferred Stock)

in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (each, a “Dissolution”).

In the event of a Dissolution, holders of the Preferred Stock will be entitled to receive, before any distributions to the holders of the Common Stock and the holders of Junior Securities, an amount per share of Preferred Stock equal to the greater of (i) $2.00 (subject to adjustment in the event of any stock split, combination or reclassification), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of the Preferred Stock been converted into Common Stock (without regard to any restrictions on conversion) immediately prior to such Dissolution. Shares of Preferred Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock. For the avoidance of any doubt, neither a change in control of the Company, the merger or consolidation of the Company with or into any other entity, nor the sale, lease, exchange or other disposition of all or substantially all of the Company’s assets shall, in and of itself, be deemed to constitute a Dissolution.

Shares of Preferred Stock will generally have no voting rights, except to the extent provided by applicable law, and except that the consent of the holders of a majority of the outstanding shares of the Preferred Stock will be required to (i) alter, repeal or change the powers, preferences or rights of the Preferred Stock or alter or amend the Certificates of Designation so as to adversely affect the Preferred Stock; (ii) supplement, amend, restate, repeal or waive any provision of the Company’s amended and restated certificate of incorporation or bylaws, or file any certificate of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of or restrictions provided for the benefit of the Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Company’s amended and restated certificate of incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise; (iii) increase or decrease (other than by conversion) the number of authorized shares of the Preferred Stock; or (iv) enter into any agreement with respect to any of the foregoing.

The foregoing descriptions of the Series AA Certificate of Designation and Series AAA Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full text of the Series AA Certificate of Designation filed as Exhibit 3.1 and form of Series AAA Certificate of Designation filed as Exhibit 3.2, in each case, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On April 28, 2026, the Company issued a press release announcing the execution of the definitive agreements in respect of the Aterian Transactions. A copy of the press release is attached to this report as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information for Stockholders

In connection with the proposed transactions, the Company intends to file a proxy statement with the SEC. The Company also plans to file other documents with the SEC regarding the proposed transactions. After the proxy statement has been cleared by the SEC, a definitive proxy statement will be filed with the SEC and mailed to the stockholders of record of the Company. The Board will set the record date prior to mailing the definitive proxy statement. STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTIONS THAT WILL BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transactions. Information regarding the executive officers and directors of the Company is set forth in the Company’s definitive proxy statement for the Company’s 2025 annual meeting of stockholders filed with the SEC on June 25, 2025 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 23, 2026. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Aterian Transactions.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

All statements other than statements of historical facts included in this report that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Examples of these forward-looking statements include statements concerning the proposed Asset Sale, the Stock Sale, the transactions contemplated thereby, the timing of completing the proposed transactions and the potential benefits of the proposed transactions. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, among others: the terms, structure, benefits and costs of each of the Asset Sale, the Stock Sale and the transactions contemplated by each of the foregoing; the timing of such transactions and whether such transactions will be consummated at all; the risk that the Asset Sale, the Stock Sale and the transactions contemplated by each of the foregoing, and the announcement of the same, could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk that the Asset Sale, the Stock Sale and the transactions contemplated by each of the foregoing could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the Asset Sale, the Stock Sale and the transactions contemplated by each of the foregoing; the risk of any litigation relating thereto; the uncertainties and variables inherent in business, operating and financial performance, including, among other things, competitive developments and general economic, political, business, industry, regulatory and market conditions, future exchange and interest rates and changes in tax and other laws, regulations, rates and policies; our ability to continue as a going concern; our ability to maintain the listing of our Common Stock on Nasdaq; our ability to meet financial covenants with our lenders; our business model and our technology platform; reliance on third-party online marketplaces; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Title of Document

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series AA Convertible Non-Redeemable Preferred Stock of Aterian, Inc.

3.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series AAA Convertible Non-Redeemable Preferred Stock of Aterian, Inc.

10.1*	Asset Purchase Agreement, dated as of April 27, 2026, by and between Aterian, Inc. and Trademark Global, LLC

10.2*	Securities Purchase Agreement, dated as of April 27, 2026, by and between Aterian, Inc. and David Lazar

10.3*	Form of Voting Agreement

99.1	Press release dated April 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules referenced herein have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: April 29, 2026	By:	/s/ Arturo Rodriguez
Name: Arturo Rodriguez
Title: Chief Executive Officer